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                                                                     EXHIBIT 4.2

                       ANDOVER ADVANCED TECHNOLOGIES, INC.


                                 1995 STOCK PLAN


            1. Purpose. This 1995 Stock Plan (the "Plan") is intended to provide incentives: (a) to the officers and other employees of ANDOVER ADVANCED TECHNOLOGIES, INC. (the "Company"), its parent (if any) and any present or future subsidiaries of the Company (collectively, "Related Corporations") by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" under
Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") ("ISO" or "ISOs"); (b) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"); (c) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with awards of stock in the Company ("Awards"); and (d) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options". Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights". As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation", respectively, as those terms are defined in Section 425 of the Code.

            2. Administration of the Plan.

            A. The Plan shall be administered by the Board of Directors of the Company (the "Board"). Members of the Board who are either (i) eligible for Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to him of Stock Rights. All references in the Plan to the Committee shall mean the Board if no Committee has been appointed pursuant to subparagraphs B or C of this Section 2 below.

            B. The Board may delegate its powers with respect to the administration of the Plan to a compensation committee (the "Committee") appointed by the Board, provided that such Committee shall be composed pursuant to subparagraph C below if the Company registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. From time to time the Board may increase or decrease the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

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            C. Notwithstanding the foregoing, if the Company registers any class of any equity security pursuant to Section 12 of the Exchange Act, the Plan shall be administered by the Committee (unless and until its members are not qualified to serve on the Committee pursuant to the provisions of the Plan) which shall be composed of not fewer than two (2) members of the Board who shall be appointed from time to time by the Board. No member of such Committee may exercise discretion with respect to, or participate in, the administration of the Plan if, at any time, while a member of the Committee or during the twelve
(12)-month period prior to such exercise or participation, he has been granted or awarded Stock Rights or any other derivative security of the Company or any of its affiliate under this Plan or any similar plan of the Company, except that:

            (a) participation in a "Formula Plan" shall not disqualify a director from being a disinterested person. A Formula Plan is a plan which:

               (i) permits officers and/or directors to receive awards and either (A) states the amount and price of securities to be awarded to designated officers and directors or categories of officers and directors, though not necessarily to others who may participate in the plan, and specifies the time of awards to officers and directors or (B) sets forth a formula that determines the amount, price and timing of awards, using objective criteria such as earnings of the Company, value of the securities, years of service, job classification, and compensation levels; and

               (ii) provides that these plan provisions shall not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder;

            (b) participation in an ongoing securities acquisition plan which meets the following conditions shall not disqualify a director from being a disinterested person:

               (i) the plan provides for broad-based employee participation and the terms of the plan do not discriminate in favor of highly compensated employees;

               (ii) officer or director participants making withdrawals must cease further purchases in the plan for six (6) months, or the securities so distributed must be held by the participant six (6) months prior to disposition; provided, however, that extraordinary distributions of all of the Company's securities held by the plan and distributions in connection with death, retirement, disability, termination of employment, or a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, are not subject to this requirement;

               (iii) officer or director participants who cease participation in the plan may not participate again for at least six (6) months; and

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               (iv) for stock purchase plans under Section 423 of the Internal
               Revenue Code or similar plans, where the purchase price of the stock is not fixed and the participant is not obligated to purchase the stock until exercise of a right, in addition to the foregoing conditions, the stock acquired is held for six (6) months from the date the stock purchase price is fixed.

            (c) an election to receive an annual retainer fee in either cash or an equivalent amount of securities, or partly in cash and partly in securities, shall not disqualify a director from being a disinterested person; and

            (d) participation in a plan shall not disqualify a director from being a disinterested person for the purpose of administering another plan that does not permit participation by directors.

                Members of the Committee shall be subject to any additional restrictions necessary to satisfy the requirements for disinterested administration of the Plan as set forth in Rule 16b-3 under the Exchange Act, as it may be amended from time to time. If at any time any member of the Committee does not satisfy such disinterested administration requirements, no stock options shall be granted under the Plan to any director or officer until such time as all members of the Committee satisfy such requirements.

                D. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee, if so appointed, shall have the authority to (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) to whom Non-Qualified Options, awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards may be granted or Purchases made; (iii) determine the option price of shares subject to each Option, which price shall not be less than the minimum price of shares subject to each Purchase; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option;
(v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any; and (vii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

                3. Eligible Employees and Others. ISOs may be granted to any employee of the Company or any Related Corporation. Those officers and directors of the Company who are not employees may not be granted ISOs under the Plan. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any director (whether or not an employee), officer, employee or consultant of the Company or any Related Corporation. The granting

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of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Stock Rights.


                4. Stock. The stock subject to Options, Awards and Purchases shall be authorized but unissued shares of Common Stock of the Company, no par value per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is Twelve Thousand Two Hundred and Fifty (12,250), subject to adjustment as provided in paragraph 13. Any such shares may be issued as ISOs, Non-Qualified Options or Awards, or to persons or entities making Purchases, so long as the number of shares so issued does not exceed such number, as adjusted. If any Option granted under the Plan shall expire or terminate for any reason without having been exercisable in whole or in part, or if the Company shall reacquire any vested shares issued pursuant to Awards or Purchases, the unpurchased shares subject to such Options and any unvested shares so reacquired by the Company shall again be available for grants of Stock Rights under the Plan.

                5. Granting of Stock Rights. Stock Rights may be granted under the Plan at any time after October 12, 1995 and prior to October 12, 2005. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. The Committee shall have the right, with the consent of the optionee, to convert any ISO granted under the Plan to a Non-Qualified Option pursuant to paragraph 16.

                6. Minimum Option Price; ISO Limitations.

                A. The price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant.

                B. In no event shall the aggregate fair market value (determined at the time an ISO is granted) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any Related Corporation) exceed $100,000; provided that this paragraph 6(B) shall have no force or effect if its inclusion in the Plan is not necessary for Options issued as ISOs to qualify as ISOs pursuant to Section 422(d) of the Code.

                C. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established

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quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

                7. Option Duration. Subject to earlier termination as provided in paragraphs 9 and 10, each Option shall expire on the date specified by the Committee, but not more than (i) ten (10) years and one day from the date of grant in the case of Non-Qualified Options, (ii) ten (10) years from the date of grant in the case of ISOs generally, and (iii) five (5) years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation. Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

                8. Exercise of Option. Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

                A. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

                B. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

                C. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

                D. The Committee shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Committee shall not accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(C).

                9. Termination of Employment. If an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate after the passage of sixty (60) days, from the date of termination of his employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. Employment shall be considered as continuing uninterrupted during a bona fide leave of absence (such as those

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attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed ninety (90) days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

                10. Death; Disability.

                A. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his death, any ISO of his may be exercised, to the extent of the number or shares with respect to which he could have exercised it on his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the ISO's specified expiration date or 180 days from the date of the optionee's death.

                B. If an ISO optionee ceases to be reemployed by the Company and all Related Corporations by reason of his disability, he shall have the right to exercise any ISO held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the ISO's specified expiration date or 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or successor statute.

                11. Assignability. No Stock Right shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution, and during the lifetime of the grantee each Stock Right shall be exercisable only by him.

                12. Terms and Conditions of Options. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

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                13. Adjustments. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

                A. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

                B. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the Board of Directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or
(ii) upon written notice to the optionee, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

                C. In the event of recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Option prior to such recapitalization or reorganization.

                D. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 425 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

                E. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

                F. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

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                G. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

                H. Upon the happening of any of the foregoing events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

        If any person or entity owning restricted Common Stock obtained by exercise of a Stock Right made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs A, B or C above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

            14. Means of Exercising Stock Rights. A Stock Right (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanies by full payment of the purchase price therefor either (a) in the United States dollars in cash or by check, or (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Stock Right, or (c) at the discretion of the Committee, by delivery oft he grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Committee, by any combination of (a), (b) and (c) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), or (d) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of a Stock Right shall not have the rights of a stockholder with respect to the shares covered by his Option until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

            15. Terms and Amendment of Plan. This Plan was adopted by the Board and stockholders on October 12, 1995. Any Stock Rights granted prior to such stockholder approval shall become null and void if such stockholder approval is not obtained. The Plan shall expire on October 12, 2005; provided, however, that the Plan and all Stock Rights granted under the Plan prior to such date shall remain in effect and subject to adjustment and amendment as herein provided until they have been satisfied or terminated in accordance with the terms of the respective grants or awards and the related option instruments. The Board may terminate or amend the Plan in any respect at any time without the authorization of stockholders to the extent allowed by law, including without limitation any rules issued by the Securities and Exchange Commission under Section 16 of the Exchange Act, except that, unless approved by the stockholders, it may not: (a) increase the total number of shares that may be issued under the Plan (except by adjustment pursuant to paragraph 13); (b) modify the provisions of paragraph 3 regarding eligibility for grants of ISOs; (c) modify the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs (except by adjustment pursuant to paragraph 13); and (d) extend the expiration date of the Plan. In no event may action of the Board

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or stockholders alter or impair the rights of a grantee, without his consent, under any Stock Right previously granted to him.

                16. Conversion of ISOs into Non-Qualified Options; Termination of ISOs. The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISO's for any installment or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but are not limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the Optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

                17. Application of Funds. The proceeds received by the company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

                18. Governmental Regulation. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

                19. Withholding of Additional Income Taxes. Upon the exercise of a Non-Qualified Option, the grant of an award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 20) or the vesting of restricted Common Stock acquired on the exercise of a Stock Right hereunder, the Company, in accordance with Section 3402(a) of the Code, may require the optionee, Award recipient or purchaser to pay additional withholding taxes in respect of the amount that is considered compensation includible in such person's gross income. The Committee in its discretion may condition (i) the exercise of an Option,
(ii) the grant of an Award, (iii) the making of a Purchase of Common Stock for less than its fair market value, or (iv) the vesting of restricted Common Stock acquired by exercising a Stock Right on the grantee's payment of such additional withholding taxes.

                20. Notice to Company of Disqualified Disposition. Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the later of (a) two (2) years after the date the employee was granted the ISO or (b) one (1) year after the date the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

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                21. Governing Law; Construction. The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of The Commonwealth of Massachusetts. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

AMENDMENT NO. 1 TO 1995 STOCK OPTION PLAN

        In accordance with the provisions of Section 15 of the Andover Advanced Technologies, Inc. 1995 Stock Option Plan, the Plan is hereby amended as follows:

            1. Section 4 of the Plan is hereby amended by increasing the number of shares subject to the Plan from 12,250 shares to 32,250 shares of the no par value common stock of the Corporation.

            2. This amendment shall take effect as of the date of its adoption by the Andover Advanced Technologies, Inc. Board of Directors and upon its approval by the stockholders of Andover Advanced Technologies, Inc. in accordance with Section 15 of the Plan.

            3. Executed as herein above provided, the Plan is hereby ratified and confirmed in all respects.

            Adopted by the Board of Directors and Stockholders July 31, 1996

AMENDMENT NO. 2 TO 1995 STOCK OPTION PLAN

        In accordance with the provisions of Section 15 of the Andover Advanced Technologies, Inc. 1995 Stock Option Plan, the Plan is hereby amended as follows:

            1. Section 4 of the Plan is hereby amended by increasing the number of shares subject to the Plan from 32,250 shares to 50,000 shares of the no par value common stock of the Corporation.

            2. This amendment shall take effect as of the date of its adoption by the Andover Advanced Technologies, Inc. Board of Directors and upon its approval by the stockholders of Andover Advanced Technologies, Inc. in accordance with Section 15 of the Plan.

            3. Executed as herein above provided, the Plan is hereby ratified and confirmed in all respects.

        Adopted by the Board of Directors and Stockholders June 24, 1997

AMENDMENT NO. 3 TO 1995 STOCK OPTION PLAN

        In accordance with the provisions of Section 15 of the Andover Advanced Technologies, Inc. 1995 Stock Option Plan, the Plan is hereby amended as follows:

            1. Section 4 of the Plan is hereby amended by increasing the number of shares subject to the Plan from 50,000 shares to 75,000 shares of the no par value common stock of the Corporation.

            2. This amendment shall take effect as of the date of its adoption by the Andover Advanced Technologies, Inc. Board of Directors and upon its approval by the stockholders of Andover Advanced Technologies, Inc. in accordance with Section 15 of the Plan.

            3. Executed as herein above provided, the Plan is hereby ratified and confirmed in all respects.

        Adopted by the Board of Directors and Stockholders November 12, 1998

                      Non-Qualified Stock Option Agreement


Andover Advanced Technologies, Inc., a Massachusetts corporation (the "Company"), hereby grants this 15 day of July 1999, to ------- (the "Optionee") an option to purchase a maximum of ------- shares of its Common Stock, no par value, at the price of ----- per share, on the following terms and conditions:

1. Grant Under 1995 Stock Plan. This option is granted pursuant to and is governed by the Company's 1995 Stock Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

2. Grant as Non-Qualified Option; Other Options. This option is intended to be a Non-Qualified Option (rather than an incentive stock option), and the Board of Directors intends to take appropriate action, if necessary, to achieve this result. This option is in addition to any other options heretofore or hereafter granted to the Optionee by the Company, but a duplicate original of this instrument shall not effect the grant of another option.

3. Extent of Option if Business Relationship Continues. If the Optionee has continued to serve the Company or any Related Corporation in the capacity of an employee, officer, director or consultant (such service is described herein as maintaining or being involved in a "Business Relationship" with the Company) on the following dates, the Optionee may exercise this option for the number of shares set opposite the applicable date:


        The 15th day of July, 1999                  x shares

        The 15th day of each month thereafter,

        through and including July 10, 2003        an additional y shares

The foregoing rights are cumulative and, while the Optionee continues to maintain a Business Relationship with the Company, may be exercised up to and including the date which is ten years from the date this option is granted. All of the foregoing rights are subject to Articles 4 and 5, as appropriate, if the Optionee ceases to maintain a Business Relationship with the company or dies, becomes disabled or undergoes dissolution while involved in a Business Relationship with the Company.

4. Termination of Business Relationship. If the Optionee ceases to maintain a Business Relationship with the Company, other than by reason of death or disability as defined in Article 5, no further installments of this option shall become exercisable and this option shall terminate after the passage of sixty
(60) days from the date the Business Relationship ceases, but in no event later than the scheduled expiration date. In such a case, the Optionee's only rights hereunder shall be those which are properly exercised before the termination of this option.

5. Death; Disability; Dissolution. If the Optionee is a natural person who dies while involved in a Business Relationship with the Company, this option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his death, by his estate, personal representative or beneficiary to whom this option has been assigned pursuant to Article 10, at any time within 180 days after the date of death, but not later than the scheduled expiration date. If the Optionee is a natural person whose Business Relationship with the Company is terminated by reason of his disability (as defined in the Plan), this option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date the Business Relationship was terminated, at any time within 180 days after the date of such termination, but not later than the scheduled expiration date. At the expiration of such 180-day period or the scheduled expiration date, whichever is the earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination. If the Optionee is a corporation, partnership, trust or other entity that is dissolved, liquidated, becomes insolvent or enters into a merger or acquisition with respect to which such optionee is not the surviving entity at the time when such entity is involved in a Business Relationship with the Company, this Option shall immediately terminate as of the date of such event, and the only rights hereunder shall be those as to which this option was properly exercised before such dissolution or other event.

6. Partial Exercise. Exercise of this option up to the extent above stated may be made in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and a fractional share (or cash in lieu thereof) must be issued to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

7. Payment of Price. The option price is payable in United States dollars and may be paid:

(a) in cash or by check, or any combination of the foregoing, equal in amount to the option price; or (b) in the discretion of the Board of Directors, in cash, by check, by delivery of shares of the Company's Common Stock having a fair market value (as determined by the Board of Directors) equal in amount to the option price; or (c) in the discretion of the Board of Directors, in cash, by check, by delivery of shares of the Company's Common Stock having an aggregate fair market value (as determined by the Board of Directors) equal as of the date of exercise to the option price, by delivery of the Optionee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, or by any combination of the foregoing, equal in amount to the option price.

If the Optionee delivers Common Stock held by the Optionee (the "Old Stock") to the Company in full or partial payment of the option price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Optionee and the Company, the Common Stock received by the Optionee on the exercise of this option shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Optionee paid for such Common Stock by delivery of Old Stock, in addition to any restriction or limitations imposed by this agreement.

8. Agreement to Purchase for Investment. By acceptance of this option, the Optionee agrees that a purchase of shares under this option will not be made with a view to their distribution, as that term is used in the Securities Act of 1933, as amended, unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and prospectus requirements of that Act, and the Optionee agrees to sign a certificate to such effect at the time of exercising this option and agrees that the certificate for the shares so purchased may be inscribed with a legend to ensure compliance with that Act.

9. Method of Exercising Option. Subject to the terms and conditions of this Agreement and the Optionee's execution and delivery of the Company's Stockholder Agreement then in effect, this option may be exercised by written notice to the Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. The certificate or certificates for the shares as to which this option shall have been so exercised shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising this option. In the event this option shall be exercised, pursuant to Article 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option. All shares that shall be purchased upon the exercise of this option as provided herein shall be fully paid and non-assessable.

10. Option Not Transferable. This option is not transferable or assignable except by will or by the laws of descent and distribution. During the Optionee's lifetime only the Optionee can exercise this option.

11. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

12. No Obligation to Continue Business Relationship. The Company and any Related Corporations are not by the Plan or this option obligated to continue to maintain a Business Relationship with the Optionee.

13. No Rights as Stockholder until Exercise. The Optionee shall have no rights as a stockholder with respect to shares subject to this Agreement until a stock certificate therefor has been issued to the Optionee and is fully paid for. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

14. Capital Changes and Business Successions. It is the purpose of this option to encourage the Optionee to work for the best interests of the Company and its stockholders. Since, for example, that might require the issuance of a stock dividend or a merger with another corporation, the purpose of this option would not be served if such a stock dividend, merger or similar occurrence would cause the

Optionee's rights hereunder to be diluted or terminated and thus be contrary to the Optionee's interest. The Plan contains extensive provisions designed to preserve options at full value in a number of contingencies. Therefore, provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference. In particular, without affecting the generality of the foregoing, it is understood that for the purposes of Articles 3 through 5 hereof, both inclusive, maintaining or being involved in a Business Relationship includes maintaining or being involved in a Business Relationship with a Related Corporation as defined in the Plan. In addition, notwithstanding any other term or provision of this Agreement to the contrary, all shares subject to this option shall become vested upon the consummation of (i) any merger or consolidation in which the persons controlling the Company immediately prior to such merger or consolidation do not control the surviving entity, or (ii) the sale of all, or substantially all of, the assets of the Company, or (iii) the sale of shares of the Company's capital stock to an entity or entities for the purpose of strategic investment, the result of which is that the persons controlling the Company immediately prior to such sale do not control the Company after such sale, provided that this clause (iii) shall not apply to sales of the Company's capital stock to financial institutions and/or individuals for the purposes of providing capital to the Company.

15. Withholding Taxes. The Optionee hereby agrees that the Company may withhold from the Optionee's wages or other remuneration the appropriate amount of federal, state and local taxes attributable to the Optionee's exercise of any installment of this option. At the Company's discretion, the amount required to be withheld may be withheld in cash from such wages or other remuneration, or in kind from the Common Stock otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee's wages or other remuneration sufficient to satisfy the Company's withholding obligation, the Optionee will reimburse the Company on demand, in cash, for the amount underwithheld.


16. Option to Purchase Upon Termination of Business Relationship.

(a) Option. If the Optionee ceases to be involved in a Business Relationship with the Company for any reason, the Company shall have the option, exercisable at any time within thirty (30) days after the later of the date on which the Business Relationship terminates or the expiration of the applicable exercise period set forth in Article 4 or 5 above, to purchase all or any part of the Optionee's shares. The Company may assign this right to purchase in its sole discretion. The Company or its assignee(s) shall exercise the foregoing option by sending written notice to the Optionee within the thirty (30)-day period.

(b) Purchase Price. The purchase price of any shares to be sold to the Company and/or its assigns under this Article 16 shall be the fair market value thereof as determined by the Board of Directors as of the date on which the Business Relationship terminated. Such purchase price shall be payable in eight (8) equal quarterly payments bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, with the first payment to be made at the closing of a purchase and sale of shares pursuant to Section 16(c) below, and each subsequent payment to be made at three (3)-month intervals.

(c) Settlement. The closing of a purchase and sale of shares under this Article shall take place at the principal office of the Company at such time and date as shall be mutually agreed between the Company and the Optionee, provided that if the parties cannot reach such agreement, settlement shall be ninety (90) days after the date of termination of the Optionee's Business Relationship with the Company (or if such day is a holiday, the first business day thereafter). At the closing, the Optionee shall deliver to the Company (i) the certificate or certificates representing the shares held by such Optionee, duly endorsed for transfer, or (ii) if such certificate or certificates are already in the Company's possession, such duly endorsed stock powers as the Company may request to permit it to record the repurchase by the Company on the records of the Company.

(d) Expiration. The repurchase rights of the Company set forth above shall remain in effect until the Closing of a firm commitment underwritten initial public offering of the Company's Common Stock resulting in gross proceeds to the Company of at least $5,000,000, pursuant to a registration statement filed under the Securities Act of 1933, as amended, or a successor statute (a "Qualified Public Offering").

17. Refusal Rights. (a) If the Optionee desires to sell all or any part of the shares acquired under this option (including any securities received in respect thereof pursuant to recapitalizations and the like), and an offeror (the "Offeror") has made an offer therefor, which offer the Optionee desires to accept, the Optionee shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (the "Bona Fide Offer") for the purchase thereof from the Offeror; and (ii) give written notice (the "Option Notice") to the Company setting forth his desire to sell such shares, which Option Notice shall be accompanied by a photocopy of the original executed Bona Fide Offer and shall set forth at least the name and address of the Offeror and the price and terms of the Bona Fide Offer. Upon receipt of the Option Notice, the Company shall have an option to purchase any or all of such shares specified in the Option Notice, such option to be exercisable by giving, within 30 days after receipt of the Option Notice, a written counter-notice to the Optionee. If the Company elects to purchase any or all of such shares, it shall be obligated to purchase, and the Optionee shall be obligated to sell to the Company, such shares at the price and terms indicated in the

Bona Fide Offer within 60 days from the date of receipt by the Company of the Option Notice. The Company's purchase rights under this Article are assignable by the Company it its sole discretion.

(b) The Optionee may sell, pursuant to the terms of the Bona Fide Offer, any or all of such shares not purchased or agreed to be purchased by the Company for 60 days after the expiration of the 30-day period during which the Company may give the aforesaid counter-notice; provided, however, that the Optionee shall not sell such shares to the Offeror if, in the sole opinion of the Company, the Offeror is (i) a competitor of the Company, or (ii) a person that controls, is controlled by or under common control with a competitor of the Company, or (iii) a member of management of a competitor of the Company (each of such persons named in clauses (i) through (iii), a "Competitor") and the Company gives written notice to the Optionee, within 30 days of its receipt of the Option Notice, stating that the Optionee shall not sell his shares to the Offeror; and provided; further, that prior to the sale of such shares to the Offeror, the Offeror shall execute an agreement with the Company pursuant to which the Offeror agrees not to become a Competitor of the Company and further agrees to be subject to the restriction set forth in this Agreement. If any or all of such shares are not sold pursuant to a Bona Fide Offer within the time permitted above, the unsold shares shall remain subject to the terms of this Agreement.

(c) The refusal rights of the Company set forth above shall remain in effect until the Closing of a Qualified Public Offering.

18. Legends on Stock Certificates. All stock certificates representing shares of Common Stock issued to the Optionee upon exercise of this option shall have affixed thereto legends substantially in the following forms, in addition to any other legends required by applicable state law:

"The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement with respect to the shares evidenced by this certificate, filed and made effective under the Securities Act of 1933, or an opinion of counsel satisfactory to the Company to the effect that registration under such Act is not required."

"The shares of stock represented by this certificate are subject to certain restrictions on transfer contained in a Non-Qualified Stock Option Agreement, a copy of which will be furnished upon request by the issuer."

19. Notice. Any and all notices, requests, or other communications provided for in the Agreement shall be given in writing and delivered personally, sent by registered or certified mail, return receipt requested, and first-class postage prepaid, or sent by guarantied commercial overnight courier, and shall be addressed: (i) if to the Company, to the principal offices of the Company; and
(ii) if to the Optionee, to the address of the Optionee set forth below, or to such other address as has last been furnished to the Company in accordance with this Article 19. Any notice that is required to be made within a stated period of time shall be considered timely if delivered or mailed before midnight of the last day of such period. Such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally, (b) three business days after being deposited with the U.S. Post Office, if sent by registered or certified mail, unless the receipt for delivery states a different date or (c) on the next business day, if sent by Federal Express or similar overnight courier, unless the receipt for delivery states a different date.

20. Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of The Commonwealth of Massachusetts.

IN WITNESS WHEREOF the Company and the Optionee have caused this instrument to be executed, and the Optionee whose signature appears below acknowledges receipt of a copy of the Plan and acceptance of an original copy of this Agreement.


        ANDOVER ADVANCED TECHNOLOGIES, INC.


        By:
           ---------------------------------
        Name:

        Title:


        OPTIONEE


        By:
           ---------------------------------
        Print Name: